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                                                                    Exhibit 4.22

                             [English translation]

        [Mazanti-Anderson, Korso Jensen & Partnere Law Firm Letterhead]





3210-6867
JKJ



                                    AGREEMENT
                     REGARDING PURCHASE OF THE SHARE CAPITAL
                                       OF
                              IFCO SCANDINAVIA A/S

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                                                                              2.

TAKING INTO CONSIDERATION THAT Managing Director Michael Schoeller, Managing Director Christoph Schoeller and Managing Director Martin Schoeller, residing at 2 Hovmosevej, Gadevang, Hillerod 3400, Denmark, and 5 Seestrasse, Starnberger See, Berg 82335, Germany, and 10 Karl Marr Strasse, Munich 81479, Germany, (hereinafter jointly "sellers"), are owners of the entire stock capital of IFCO Scandinavia A/S (hereinafter "company"),

and

TAKING INTO CONSIDERATION THAT Managing Director Martin Schoeller and Managing Director Christoph Schoeller have each granted the company a loan of 200,000 Danish crowns, totaling 400,000 Danish crowns,

and

TAKING INTO CONSIDERATION THAT Schoeller Plast Enterprise A/S, which, according to a series of agreements (including licensing and Know-How contracts) between members of the Schoeller family, a series of connected companies, as well as Managing Directors Michael Schoeller, Christoph Schoeller and Christoph Schoeller, is solely entitled to produce transporter crates and palettes in Scandinavia and sell them, have specifically declared themselves in agreement to entrust to the company the previously activities in Scandinavia, the sellers now desiring complete transfer of the aforementioned entire stock capital of the company,

and

TAKING INTO CONSIDERATION THAT Ifco GmbH (hereinafter "Ifco GmbH"), which is in charge of transport crate leasing in Germany, wishes to establish this business in Scandinavia, taking into consideration the activity actually carried out by the company, through acquisition of the aforementioned entire stock capital of the company, as well as through payment of the aforementioned two loans, the sellers and Ifco GmbH now therefore enter into the following

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                                                                              3.

                                    AGREEMENT

by and between themselves regarding transfer of the entire stock capital of the company to Ifco GmbH by the sellers, and assumption of the loan of 400,000 Danish crowns by Ifco GmbH, under the following conditions:

                                      (S)1

ITEM TO BE SOLD

Paragraph 1

The sellers shall transfer to Ifco GmbH the property rights to the entire stock capital of the company with a nominal value of 501,000 Danish crowns.

Paragraph 2

The entire stock capital indicated in paragraph 1, i.e., 3 parcels of stock certificates with running numbers 1-3, each having a nominal value of 167,000 Danish crowns, shall be transferred by the sellers to Ifco GmbH by a proper act of assignment.

Paragraph 3

Managing Director Martin Schoeller and Managing Director Christoph Schoeller, are creditors of the company in accord with two borrower's notes (loan agreement), drawn up on April 19, 1996. Each are creditors for an amount of 200,000 Danish crowns, totaling 400,000 Danish crowns. They shall transfer the two aforementioned borrower's notes to Ifco GmbH.

                                      (S)2

DATE OF TRANSFER

Paragraph 1

The date of transfer, both of the shares named in (S) and of the borrower's notes, shall be January 1, 1997.

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                                                                              4.

                                      (S)3

PURCHASE PRICE AND DETERMINATION THEREOF.

Paragraph 1.

The purchase price for all shares shall be agreed to be 501,000 Danish crowns, corresponding to the original stock capital paid in.

Paragraph 2

The purchase price of the borrower's notes shall be agreed to total 400,000 Danish crowns, corresponding to the total nominal value of the principal debt of the borrower's notes.

                                      (S)4

PAYMENT OF THE PURCHASE PRICE.

Paragraph 1

The purchase price named in (S)3, paragraph 1 shall be paid by Ifco GmbH in cash to the sellers, if the conditions listed in (S)14 are met, with care to be taken that the purchase price shall be divided as follows:

1/3 to Managing Director Michael Schoeller, 1/3 to Managing Director Christoph Schoeller, and 1/3 to Managing Director Martin Schoeller.

Paragraph 2

The purchase price named in (S)3, paragraph 2 shall be paid by Ifco GmbH to the sellers in cash, if the conditions listed in (S)14 are met, with care to be taken that Managing Director Christoph Schoeller and Managing Director Martin Schoeller shall each obtain half the purchase price.

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                                                                              5.

                                      (S)5

DISCLOSURES AND EXPLANATIONS.

Paragraph 1

Ifco GmbH is best informed about all commercial and operational conditions of the company. In consideration of this fact, the sellers, with the exception of those listed in paragraph 1, shall give no guarantees nor promises as regards the assets and liabilities of the company, or the financial situation as of the date of transfer on January 1, 1997, or the period until implementation of the agreement:

Paragraph 2

The sellers state that:

each of the sellers has a 1/3 share of the total stock capital of the company.

the assets of the company are unencumbered in every respect.

the company was founded, registered, and operated in accord with Danish law.

the company has committed no serious violations of obligations to public authorities, and this also includes in regard to payment of taxes, duties and other statutory and sundry contributions.

the company has not been sued or been in any other manner a participant in litigation or legal proceedings.

Paragraph 3

The sellers shall assume only the duties named in paragraphs 1-2, which describe in an exhaustive manner the duties of the sellers vis-a-vis Ifco GmbH.

Paragraph 4.

The obligations of the sellers listed in paragraphs 1-2 shall not be asserted by Ifco GmbH against the sellers jointly and severally, but only pro rata in proportion to the share holdings of the sellers in the company.

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                                                                              6.

Paragraph 5.

Ifco GmbH shall be obligated to release the sellers from liability for all obligations of the company to third parties, Schoeller Plast Enterprise A/S and the bank account of the company, if requested.

                                      (S)6

PLEDGE OF SECRECY.

Paragraph 1.

The sellers and Ifco GmbH shall be in agreement that the content of this agreement shall be treated confidentially.

                                      (S)7

ALTERATIONS TO THE AGREEMENT.

Paragraph 1.

Alterations to the agreement shall require consent of the parties, and such alterations shall only be valid through signature of an addendum to the agreement drawn up by the parties.

                                      (S)8

CURRENT OPERATIONS.

Paragraph 1.

The sellers state that in the period up to the transfer date of January 1, 1997 and in the time thereafter until this agreement shall enter into force and Ifco GmbH shall assume business management of the company, care shall be taken that the company shall be operated according to unaltered principles and guidelines, and that no important disposals shall be undertaken without prior consent of Ifco GmbH.

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                                                                              7.

                                      (S)9

COMPETITION.

Paragraph 1.

After this agreement shall be signed, the sellers shall be permitted, both singly and also jointly, to operate a company in competition with Ifco GmbH or the company, and the sellers, both singly and jointly, shall be permitted to apply for employment in such an enterprise.

Paragraph 2.

What is presented in paragraph 1 shall be subject to limitations in accordance with a series of agreements (licensing and know-how contracts) between members of the Schoeller family, a series of connected companies, as well as Managing Directors Michael Schoeller, Martin Schoeller and Christoph Schoeller, in consequence of which Schoeller Plast Enterprise A/S alone shall be authorized among other things to produce and sell transporter crates and palettes in Scandinavia.

Paragraph 3.

In the future, Ifco GmbH shall be obligated to take delivery exclusively of transporter crates and palettes which Ifco GmbH wishes to use in Scandinavia, from Schoeller Plast Enterprise A/S in accordance with the conditions listed in Appendix 1, unless Schoeller Plast Enterprise A/S, after written inquiry by Ifco GmbH, shall expressly and in writing decline a specific order. These obligations of Ifco GmbH shall not be subject to any time limitations.

                                      (S)10

HEADINGS

Paragraph 1.

The headings used in this agreement shall serve only for clarification and shall have neither legal grounds nor be obligatory.

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                                                                              8.

                                      (S)11

LITIGATION - COURT OF ARBITRATION.

Paragraph 1.

Danish law shall be valid for all litigation as a consequence of, or in connection with this agreement. The Copenhagen Maritime and Commerce Court shall be agreed on as the legal venue for judgments.

                                      (S)12

COSTS.

Paragraph 1.

We are in agreement that each party shall bear its own legal representation costs as well as those of any possible audit. The stock exchange turnover tax as well as any assignment stamp duty in connection with the borrower's notes shall be borne by Ifco GmbH.

Paragraph 2.

In the name of both parties, the sellers shall make arrangements for timely levying of the tax listed in paragraph 1, as well as any assignment stamp duty.

                                      (S)13

CONDITIONS.

Paragraph 1.

Upon entry into this agreement, Ifco GmbH stipulates that:

(i) implementation shall take place in accordance with (S)14.

Paragraph 2.

Upon entry into this agreement, the sellers stipulate that:

(ii) implementation shall take place in accordance with (S)14.

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                                                                              9.

                                      (S)14

IMPLEMENTATION OF THE AGREEMENT.

Paragraph 1.

The sellers and Ifco GmbH as well as Schoeller Plast Enterprise A/S concur that the agreement shall be implemented with simultaneous transfer of the items of performance listed in (S)(S)1 and 3, with the transfer taking place in the offices of Mazanti-Andersen, Kors0 Jensen & Partners, 69 St. Kongensgade, Copenhagen K 1264, Denmark, on February 15, 1997 (or at a later time the parties shall agree on), where the parties shall be represented.

Paragraph 2.

Consequently the sellers shall transfer to Ifco GmbH at the time of the implementation listed in paragraph 1 the following:

(i) The stock certificates of the company, running numbers 1-3, which are mentioned in (S)1, paragraph 2, each with a nominal value of 167,000 Danish crowns, totaling 501,000 Danish crowns, by means of a proper act of assignment, together with a excerpt from the stock records of the company from which it can be gleaned that Ifco GmbH shall be a shareholder of the company with the amount indicated.

(ii) A stock exchange sales tax form regarding the shares mentioned under (i), with a proper signature of the sellers.

(iii) The borrower's notes mentioned in (S)1, paragraph 3 with a nominal value totaling 400,000 Danish crowns, by means of a proper act of assignment.

Paragraph 3.

Consequently, Ifco GmbH shall transfer to the sellers at the time of the implementation listed in paragraph 1 the following:

(i) The cash sale amount listed in (S)3, paragraph 2 totaling 501,000 Danish crowns, which shall be paid via certified checks and shall be divided among the sellers, each receiving a 1/3 share.

(ii) The cash sale amount listed in (S)3, paragraph 2 totaling 400,000 Danish crowns, which shall be paid via certified checks and shall be divided among the sellers, with

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                                                                             10.

Managing Director Martin Schoeller and Managing Director Christoph Schoeller each receiving half.

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                                                                             11.

Paragraph 4.

If the agreement has not been implemented by February 15, 1997 at the latest due to conditions at Ifco GmbH, the sellers shall have the right to withdraw from the agreement, without Ifco GmbH having any right to make claims against the sellers.

                                      (S)15

ATTACHMENTS TO THE AGREEMENT.

Paragraph 1.

The following attachments are appended to this agreement:

APPENDIX 1:  Conditions for production of transporter crates at Ifco GmbH for
             Scandinavia.

Paragraph 2.

This agreement shall be drawn up in five counterparts.

Copenhagen, January 6, 1997.

Purchaser:                         Seller:

IFCO GmbH                          Michael Schoeller   /s/ Michael Schoeller

[signatures illegible]             Christoph Schoeller /s/ I.V. Martin Schoeller

                                   Martin Schoeller    /s/ Martin Schoeller

The above agreement is approved.

Schoeller Plast Enterprise A/S

   /s/ Michael Schoeller

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December 19, 1996 14.50

Appendix 1 - Ifco GmbH Agreement

Ifco GmbH shall be obligated to order no Ifco crates manufactured for the Scandinavian region except from Schoeller Plast Enterprise A/S.

Schoeller Plast Enterprise A/S shall have the right to manufacture itself the necessary products for the national Scandinavian quota and crates.

National quota (number of crates) = National commercial amount (total leases)
                                    -----------------------------------------
                                                   4 turnovers

a) Schoeller Plast Enterprise A/S shall have the right to make direct sales to Ifco GmbH of these crates at the full Ifco GmbH purchase price / 0.30 DM form rental per crate.

b) If Schoeller Plast Enterprise A/S shall decline to produce, it shall receive no margin per crate. However, in no case shall Ifco GmbH have the right to allow production of these creates by other companies in Scandinavia without approval of Schoeller Plast Enterprise A/S.

c) If Schoeller Plast Enterprise A/S could have been the manufacturer, but Ifco GmbH finds it more advantageous to arrange for production of crates outside Scandinavia, then Schoeller Plast Enterprise A/S shall receive the full margin which equals the Ifco GmbH purchase price / wage spray [sic] costs / materials costs / form (0.30 DM) / transport, which corresponds to the margin of TBS / form costs.

d) For Scandinavian rights, IFCO GmbH shall pay to Schoeller Plast Enterprise A/S a commission per crate of 0.02 DM, both for national and import leases, which shall be valid as long as SPE itself shall not operate any leasing business in competition with Ifco GmbH.

     Schoeller Plast Enterprise A/S              Ifco GmbH

       /s/ Michael Schoeller                     [signatures illegible]
      ----------------------------------         ---------------------------

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                                                                January 17, 2002
                                                                           MS/bs

                                   Appendix 2

                 to the agreement of January 6, 1997 on purchase
                    of the stock capital of Ifco Scandinavia

It has been agreed that all production rights for Schoeller Plast Enterprise A/S
(SPE) from Appendix 1 of December 19, 1996, which were granted according to items a), b), and c) for SPE, shall be repealed, and replaced by a corresponding agreement by and between Schoeller Wavin Systems (SWS) and Schoeller Plast Enterprise A/S (SPE) regarding the delivery of the Scandinavian quota of IFCO crates and other crates. However, SPE shall have the right to commission an auditor to verify the number of Scandinavian leases, worldwide leases and the total IFCO purchases from SWS.

Repeal of the aforementioned Appendix 1 shall become effective only when the aforementioned agreement by and between SWS and SPE shall enter into force

Date:                                     Date:

February 5, 2002                          January 17, 2002
------------------------------            --------------------------------

 [signature illegible]                      /s/ Michael Schoeller
------------------------------            -------------------------------------
IFCO SYSTEMS                              SCHOELLER-PLAST-ENTERPRISE A/S


[translator's notes - not included in the word count: Appendix 1, (a) and (c) mentions form, form rental (or form lease), and form costs. It is unclear what these terms refer to. Also, in (c), there is an apparent typo: Lohnspritzkosten literally is wage spray costs. It is probably Lohnspitzkosten (peak wage costs), or may even be Lohnstuckkosten which means unit labor costs. The latter is the most likely solution.]